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                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
    (INCLUDING THE ASSOCIATED PARTICIPATING PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                             LANIER WORLDWIDE, INC.
                                       AT
                              $3.00 NET PER SHARE
                                       BY
                              LW ACQUISITION CORP.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF
                              RICOH COMPANY, LTD.

                          THE OFFER AND WITHDRAWAL RIGHTS
               WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
                ON JANUARY 8, 2001 UNLESS THE OFFER IS EXTENDED

TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

    We are writing to you in connection with the offer by LW Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly-owned subsidiary of Ricoh Company, Ltd., a Japanese corporation ("Parent"), to purchase any and all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Lanier Worldwide, Inc., a Delaware corporation (the "Company"), at a price of $3.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 8, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 29, 2000 (the "Merger Agreement"), among Parent, Purchaser and the Company. Holders of Shares whose certificate for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to Mellon Investor Services, L.L.C, (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration Date (as defined under Section 1 of the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth under Section 2 of the Offer to Purchase. Unless the context indicates otherwise, all references to Shares shall include the associated Rights (as such term is defined in the Offer to Purchase) issued pursuant to the Stockholder Protection Rights Agreement, dated as of November 5, 1999, between the Company and Mellon Investor Services, L.L.C., formerly ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

    Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

    Enclosed for your information and for forwarding to your clients are copies of the following documents:

    1.  The Offer to Purchase dated December 8, 2000;

    2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to accept the Offer;

    3. A printed form of letter which may be sent to your clients for whose account you hold Shares in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;
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    4.  A notice of Guaranteed Delivery to be used to accept the Offer if
       Certificates are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis;

    5. Guidelines of the Internal Revenue Service for certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. A return envelope addressed to Mellon Investor Services, L.L.C., the Depositary.

    We are asking you to contact your clients for whom you hold Shares registered in your name (or in the name of your nominee) or who hold Shares registered in their own names. Please bring the Offer to their attention as promptly as possible. Neither Purchaser nor Parent will pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent) for soliciting tenders of Shares pursuant to the Offer. You will be reimbursed by Purchaser for customary mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable on the sale and transfer of Shares to it or its order, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 8, 2001 UNLESS THE OFFER IS EXTENDED.

    Please note the following:

    1. The tender price is $3.00 per Share, net to the seller in cash, without interest.

    2.  The Offer is being made for any and all of the outstanding Shares.

    3. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required unless an exemption is available or unless the required taxpayer identification information is provided. See "Important Tax Information" of the Letter of Transmittal.

    4. The board of directors of the Company (the "Company Board") by unanimous vote (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase), are, in the belief of the Company Board, fair to and in the best interests of the Company's stockholders, (b) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and declared their advisability and (c) recommends that the Company's stockholders accept the Offer and tender their Shares pursuant thereto, and as required by law, approve and adopt the Merger Agreement and the Merger.

    5. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates pursuant to the procedures set forth in Section 2 of the Offer to Purchase or a timely book-entry confirmation with respect to such Shares, (b) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Certificates or book-entry confirmations are actually received by the Depositary.

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    In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) with any signature guarantees or an Agent's Message in connection with book-entry delivery of Shares, and, if necessary, any other required documents should be sent to the Depositary and (ii) either Certificates should be delivered to the Depositary, or such Shares should be tendered by book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility (as described in the Offer to Purchase), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

    If holders of Shares wish to tender, but it is impracticable for them to forward their Certificates or other required documents to the Depositary prior to the expiration of the Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in Section 2 of the Offer to Purchase.

    Any inquiries you may have with respect to the Offer should be addressed to the Information Agent at the address and telephone number set forth on the back cover page of the Offer to Purchase.

    Additional copies of the above documents may be obtained from the Information Agent, at the address and telephone number set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          LW ACQUISITION CORP.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON THE AGENT OF PURCHASER, PARENT, THE COMPANY OR THE DEPOSITARY, OR AS AGENT OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO, OR USE ANY DOCUMENT IN CONNECTION WITH, THE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL AND THE DOCUMENTS INCLUDED HEREWITH.

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